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[WHITEHALL LOGO]                                                    NEWS RELEASE

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                                              For:     Whitehall Jewellers, Inc.
                                              Contact: John R. Desjardins
                                                       Executive Vice President,
                                                       Chief Financial Officer
IMMEDIATE RELEASE                                      TX:  312/762-9751
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       WHITEHALL ANNOUNCES APPOINTMENT OF INTERIM CHIEF EXECUTIVE OFFICER

         Chicago, Illinois, October 12, 2005 - Whitehall Jewellers, Inc. (NYSE:
JWL, the "Company") announced that, on October 11, 2005, the Board of Directors elected Daniel H. Levy to serve as interim Chief Executive Officer, effective immediately, while the Company conducts a search to find a permanent Chief Executive Officer. Mr. Levy has served as a director of the Company since January 7, 1997 (and had served as a director from March 1996 until May 1996.) Mr. Levy, 62, has a long and distinguished career in the retail industry.

         The Company also announced that Lucinda M. Baier resigned as President and Chief Operating Officer. Mr. Levy commented, "The Company owes a great debt of gratitude to Cindy for her steadfast service as President and Chief Operating Officer. In addition, during very challenging times following the death of former Chairman and Chief Executive Officer Hugh Patinkin, Cindy graciously undertook the duties and responsibilities of Chief Executive Officer of the Company. The Company wishes her the best in all of her future endeavors."

         Whitehall Jewellers, Inc. is a national specialty retailer of fine jewelry, operating 387 stores in 38 states. The Company operates stores in regional and super regional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

Safe Harbor Statement

This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "opinion" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. The Company undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) our ability to execute our business strategy and our continued net losses and declines in comparable store sales; (2) our ability to manage our liquidity and to obtain adequate financing on acceptable terms and the effect on us if an event of


             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

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default were to occur under any of the Company's financing arrangements; (3) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (4) reduced levels of mall traffic caused by economic or other factors;
(5) increased competition from specialty jewelry retail stores, the Internet and mass merchant discount stores which may adversely impact our sales and gross margin; (6) the high degree of fourth quarter seasonality of our business and the impact on the Company's sales, profitability and liquidity; (7) the extent and success of our merchandising, marketing and/or promotional programs; (8) personnel costs and the extent to which we are able to retain and attract key personnel and disruptions caused by the loss of key personnel; (9) the availability, terms and cost of consumer credit; (10) relationships with suppliers including the timely delivery to the Company of appropriate merchandise on acceptable payment, delivery and other terms; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase financing costs; (13) developments relating to the Securities Purchase Agreement, Notes, Warrants and Registration Rights Agreement with Prentice, including the impact of any adverse developments with respect to such agreements, that may require the Company to seek new financing, for which there can be no assurance of availability on acceptable terms or at all; (14) our ability to maintain adequate loss prevention measures; (15) fluctuations in raw material prices, including diamond, gem and gold prices; (16) the impact of current or future price reductions on margins and resultant valuation allowances taken on certain merchandise inventory identified from time to time as items which would not be part of the Company's future merchandise presentation as well as alternative methods of disposition of this merchandise inventory and resulting valuation allowances taken; (17) developments relating to settlement of the consolidated Capital Factors actions, the non-prosecution agreement entered into with the United States Attorney's Office, the SEC investigation, and shareholder and other civil litigation, including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (18) regulation affecting the industry generally, including regulation of marketing practices; and (19) the risk factors identified from time to time in our filings with the SEC.


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             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com